Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fluidigm Corporation of our report dated March 8, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Fluidigm Corporation's Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 11, 2019